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                                                                     EXHIBIT 5.1


            [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]


                                 June 26, 1998


Alexandria Real Estate Equitites, Inc.
135 North Los Robles Avenue, Suite 250
Pasadena, California  91101

            Re:   Alexandria Real Estate Equities, Inc.
                  Registration Statement on Form S-3
                  -------------------------------------

Ladies and Gentlemen:

     We have served as Maryland counsel to Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of the following securities having an aggregate initial offering price not to exceed U.S. $250,000,000 (collectively, the "Securities"): (i) shares of common stock, $.01 par value per share (the "Common Stock"), (ii) shares or fractional shares of its preferred stock, $.01 par value per share (the "Preferred Stock"), and (iii) warrants to purchase shares of Common Stock or Preferred Stock, as shall be designated by the Company at the time of any such offering (the "Warrants"), each as covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

      In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):


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Alexandria Real Estate Equities, Inc.
June 26, 1998
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          1.  The Registration Statement, including the related form of prospectus included therein, in the form in which it was transmitted by the Company to the Securities and Exchange Commission under the 1933 Act;

          2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The Amended and Restated Bylaws of the Company, certified as of the date hereof by the Secretary of the Company;

          4. Resolutions adopted by the Board of Directors, or a duly authorized committee thereof, of the Company relating to the sale, issuance and registration of the Securities, certified as of the date hereof by the Secretary of the Company;

          5. The form of certificate representing a share of Common Stock, certified as of the date hereof by the Secretary of the Company;

          6. A certificate of the SDAT, dated as of a recent date, as to the good standing of the Company;

          7. A certificate executed by Peter J. Nelson, the Secretary of the Company, dated the date hereof; and

          8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and
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Alexandria Real Estate Equities, Inc.
June 26, 1998
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delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

          4. Any Documents submitted to us as originals are authentic. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

          5. The Securities will not be transferred in violation of any restriction or limitation contained in the Charter.

          6. The issuance and certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law (with such approval referred to herein as the "Corporate Proceedings").

          7. Articles Supplementary creating and designating Preferred Stock and otherwise will be filed with and accepted for record by the SDAT prior to the issuance of the Securities;

          8. The form of certificate representing a share of Preferred Stock, when issued, will be in accordance with the Maryland General Corporation Law.

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:


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Alexandria Real Estate Equities, Inc.
June 26, 1998
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               1.  The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

               2. Upon completion of the Corporate Proceedings relating to any of the Securities that are Common Stock and upon the due execution, countersignature and delivery of certificates representing the Common Stock, the Common Stock will be duly authorized and, when and if delivered in accordance with the resolutions of the Board of Directors authorizing their issuance, will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue) validly issued, fully paid and nonassessable.

              3. Upon completion of the Corporate Proceedings relating to any of the Securities that are Preferred Stock and upon the due execution, countersignature and delivery of certificates representing the Preferred Stock, the Preferred Stock will be duly authorized and, when and if delivered in accordance with the resolutions of the Board of Directors authorizing their issuance, will be (assuming that upon issuance, the total number of shares of Preferred Stock issued and outstanding will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue) validly issued, fully paid and nonassessable.

             4. Upon completion of the Corporate Proceedings relating to any of the Securities that are Warrants, the Warrants will be duly authorized and, when and if delivered in accordance with the resolutions of the Board of Directors authorizing their issuance, will be (assuming that upon exercise, the total number of shares of Common Stock and Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock and Preferred Stock that the Company is then authorized to issue) validly issued, fully paid and nonassessable.

             The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed

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Alexandria Real Estate Equities, Inc.
June 26, 1998
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herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

      We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

      This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company) without, in each instance, our prior written consent.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                     Very truly yours,


                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP